FACSIMILE  (513) 579-6957


                           April 13, 1994



   Direct Dial:  (513) 579-6517





   Great American Communications Company
   One East Fourth Street
   Cincinnati, Ohio   45202

   Ladies and Gentlemen:

     RE:  Great American Communications Company
          Registration Statement on Form S-4
          Relating to $200,000,000 Aggregate Principal Amount of 9 % Series B Senior Subordinated Notes Due 2004

     We have acted as counsel to Great American Communications Company, a Florida corporation, in connection with the prepa-ration of a Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission (the "Commission") on April 13, 1994. The Registration Statement relates to the issuance of up to $200,000,000 aggregate prin-cipal amount of the Company's 9 % Series B Senior Subordinated Notes due 2004 (the "Notes") and the related indenture dated as of February 18, 1994 (the "Indenture") entered into by and between the Company and Shawmut Bank Connecticut, National Association, as trustee (the "Trustee"). The Indenture is included as Exhibit 4.4 to the Registration Statement, and included in such form is the form of the Notes issuable there-under.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including (i) the Registration Statement (togeth-er with the form of preliminary prospectus forming a part thereof (the "Prospectus")), in the form filed by the Company with the Commission, (ii) the Indenture, (iii) the form of the
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   Great American Communications Company
   Page 2
   April 11, 1994


   Notes issuable under the Indenture, (iv) the Statement of Eligibility on Form T-1 filed with the Commission pursuant to the Trust Indenture Act of 1939, (v) the Articles of Incorpo-ration and By-Laws of the Company, each as amended to the date hereof, and (vi) resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement and the proposed issuance of the Notes. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all docu-ments submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opin-ion expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of Ohio, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation Laws of the State of Florida.

     Based upon and subject to the foregoing, we are of the opinion that, when (i) the Registration Statement has become effective under the Securities Act of 1933, (ii) the Inden-ture, in substantially the form as filed as Exhibit 4.4 to the Registration Statement, has been qualified under the Trust Indenture Act of 1939 and has been duly executed by due and proper action of the Board of Directors so as not to violate any applicable law or agreement or instrument then binding on the Company, (iii) the Notes have been duly executed, deliv-ered and authenticated in accordance with the Indenture, and
   (iv) the Notes have been exchanged as contemplated in the Registration Statement and the Prospectus, the Notes will constitute valid and binding obligations of the Company, entitled to the benefits provided in the Indenture and en-forceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principals of equity (regardless of whether enforce-ability is considered in a proceeding at law or in equity).
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   Great American Communications Company
   Page 3
   April 11, 1994


     We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus and the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   KEATING, MUETHING & KLEKAMP



                                   By: /s/ Paul V. Muething
                                        Paul V. Muething
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